UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2011

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2011, Ascent Solar Technologies, Inc. appointed Mr. Victor Lee as a member of its Board of Directors.

Mr. Lee, age 44, is currently the Managing Director of Tertius Financial Group Pte Ltd, a boutique corporate advisory and private investment firm he founded in February 2009. He brings over 17 years of experience in corporate banking, real estate finance and investment, investment management and corporate advisory services at leading worldwide financial institutions. Mt. Lee began his career at Citibank N.A. handling small and medium sized corporation finance and progressed to a Vice President position in the International Personal Banking Division. In 1999 Mr. Lee became Managing Director and Singapore Market Head in the Private Wealth Management Division at Deutsche Bank AG. From 2007 until January 2009 he was with Morgan Stanley Private Wealth Management, most recently as Executive Director and Head of Singapore/Malaysia Markets.

Mr. Lee holds a bachelor's degree in accounting from the University of Wisconsin and a master's degree in wealth management from the Singapore Management University. As a Class 3 director, Mr. Lee will stand for election at the Company’s 2014 stockholder meeting. Mr. Lee was appointed to the Board as the designee of TFG Radiant Investment Group Ltd. pursuant to the Stockholders’ Agreement between the Company and TFG Radiant Investment Group Ltd., dated as of August 12, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release, dated November 3, 2011, entitled "Ascent Solar Appoints New Board Member."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

November 3, 2011	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary